UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018
Atkore International Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue Harvey, Illinois	60426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(708) 339-1610

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On July 19, 2018, as part of its succession planning process, Atkore International Group Inc. (the “Company”), announced that James A. Mallak, the Company’s Chief Financial Officer (“CFO”), will retire as of January 4, 2019. In addition, the Company announced David Johnson will join the Company as the Chief Financial Officer, effective August 13, 2018. Until his retirement date, Mr. Mallak will continue in his role as the Chief Accounting Officer (CAO) reporting to the Company’s Chief Executive Officer, overseeing the Fiscal Year 2018 financial reporting and assisting with the full transition of financial responsibilities to Mr. Johnson.

David Johnson has more than twenty-nine years’ experience in strategic and financial planning, risk assessment, mergers & acquisitions, global tax strategies, international operations, and internal controls. Most recently, Mr. Johnson was Vice President-Finance & Operations for the Electrical Sector business at Eaton Corporation, where he was responsible for sector financial planning, analysis, and reporting; compliance, credit & collections, government accounting as well as global purchasing, manufacturing strategies, logistics and distribution. Prior to that, Mr. Johnson was Vice President-Finance and Planning for Americas Region (Eaton Electrical), where he was responsible for reporting, planning, acquisitions, and implementing common financial policies and reporting for recently-acquired businesses. During his tenure at Eaton, Mr. Johnson held other roles of progressive responsibilities, including Plant Controller, Division Controller, Director of Finance & Business Development, Vice President Finance & Business Development, and Vice President Finance & Planning-Europe, Middle East and Asia. Mr. Johnson began his career at Westinghouse Electric Corporation, where he held various accounting and analytical financial roles.

In connection with his hiring, Mr. Johnson entered into a Letter Agreement with the Company on July 6, 2018, setting forth certain terms of his compensation as CFO (the “Letter Agreement”). Under the Letter Agreement, his base salary will be $475,000 per year, and his bonus eligible target under the Annual Incentive Plan (AIP) will be 60% of base salary, measured using applicable corporate performance factors. Mr. Johnson will also receive a grant of restricted stock units (RSUs) valued at $700,000, which will vest based on continued service as follows: 60% on the first anniversary of the grant, 20% on the second anniversary and 20% on the third anniversary. As part of his participation in the Company’s 2016 Omnibus Incentive Plan, Mr. Johnson will receive his first annual grant in November of 2018, valued at $500,000 and consisting of 50% performance share units ("PSUs") with three year cliff vesting, 25% stock options and 25% RSUs with three year ratable vesting. He will also participate in the Company’s Severance and Retention Policy for Senior Management as disclosed in the Company's proxy statement filed on December 15, 2017.

There are no arrangements or understandings between Mr. Johnson and any other persons pursuant to which he was selected as the Company’s CFO. Mr. Johnson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.
On July 19, 2018, the Company issued a press release regarding the foregoing matters. The Company’s press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), or otherwise subject to the limitations of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Atkore International Group Inc., dated July 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INTERNATIONAL GROUP INC.

Date: July 19, 2018	By:	/s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary